Exhibit 1.1

Lifetime Brands, Inc.

2,500,000 Shares(1)
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
November [•], 2005

Citigroup Global Markets Inc.
Adams Harkness, Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

Lifetime Brands, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 1,500,000 shares of Common Stock, $0.01 par value (“Common Stock”) of the Company, and the management members (the “Management Selling Stockholders”) and the other persons (the “Cohen Family Selling Stockholders” and together with the Management Selling Stockholders, the “Selling Stockholders”), in each case named in Schedule II hereto propose to sell to the several Underwriters 1,000,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”).  The Company and certain of the Selling Stockholders named in Schedule II hereto also propose to grant to the Underwriters an option to purchase up to an aggregate of 375,000 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, a Preliminary

(1)                                  Plus an option to purchase from the Company and certain of the Selling Stockholders up to 375,000 additional Securities to cover over-allotments.

Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 18 hereof.

1.                                       Representations and Warranties.

(i)                                     The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1:

(a)                                  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-129345) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following:  either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b).  In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus.  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Stockholders make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)                                  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect.

(d)                                 All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(e)                                  The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market (the “NASDAQ”) and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f)                                    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the heading “Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i)                                     No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(j)                                     Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(k)                                  No holders of securities of the Company have rights to the registration of the Securities under the Registration Statement.

(l)                                     The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Prospectus and

Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

(m)                               No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clause (ii), a “Material Adverse Effect”), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(n)                                 Each of the Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of its operations as presently conducted.

(o)                                 Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except where the violation or default in respect of clauses (ii) or (iii) would not result in a Material Adverse Effect.

(p)                                 Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(q)                                 There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(r)                                    The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(s)                                  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(t)                                    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(u)                                 No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

(v)                                 The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such license, certificate, permit or other authorization would not result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(w)                               The Company and each of its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-14 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)                                   The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y)                                 The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(z)                                   In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(aa)                            The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than

“continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA,  any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(bb)                          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)                            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)                            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)                                The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.  Except as set forth in the Prospectus under the caption “Business—Licenses,” (a) to the Company’s best knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(gg)                          The statements contained in the Prospectus under the captions “Business—Licenses,” insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(hh)                          Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Inc. or Adams Harkness, Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Inc. or Adams Harkness, Inc.

(ii)                                  The Company is not, and upon the consummation of the transactions described hereby and the application of the proceeds as described in the Registration

Statement under the caption “Use of Proceeds” will not become, a Passive Foreign Investment Company within the meaning of Section 1297 of the Code.

(jj)                                  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)                                  Each Management Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a)                                  Such Management Selling Stockholder (other than, on the Effective Date, the Management Selling Stockholders that are Option Holders (as defined below)) is the record (if physically certificated) and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Management Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)                                 On the Effective Date, (i) each of Robert Reichenbach and Lawrence Sklute (the “Option Holders”) are vested with options (the “Options”) to purchase Common Stock of the Company in an amount equal to satisfy such Management Selling Stockholder’s portion of the Option Securities set forth on Schedule II set forth next to such Management Selling Stockholder’s name, (ii) each Option Holder has deposited with the Custodian an irrevocable instruction to exercise (an “Irrevocable Instruction”) such options on the Closing Date and has directed the Custodian to deposit such Securities received in custody pursuant to the Custody Agreement and Power of Attorney for delivery pursuant to the terms of this Agreement (it being understood that the foregoing actions and purchase of the Securities by the Underwriters upon satisfaction of the conditions precedent in this Agreement shall be deemed to occur simultanesously).  Upon the exercise of such options, such Option Holder will be the beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Option Holder with notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(c)                                  Such Management Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(d)                                 To the extent the Securities of such Management Selling Stockholder are physically certificated, such certificates therefor in negotiable form, duly endorsed in blank, have been placed, and to the extent the Securities of such Management Selling Stockholder are book-entry interests, all necessary equivalent action has been taken to place, in custody for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Management Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement and Power of Attorney”) with The Bank of New York, as Custodian (the “Custodian”) (it being understood that on the Effective Date, the Option Holders are vested with the Options and shall be the beneficial owner of such Securities on the Closing Date after the exercise thereof pursuant to the Irrevocable Instruction, and that all necessary action shall have been taken to place such Securities in custody for delivery pursuant to the terms of this Agreement; the Securities represented by the physical certificates or book-entry interests so held, or in the case of the Option Holders and the Securities underlying the Options which will be held after giving effect to the Irrevocable Instruction, in custody for each Management Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Management Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney, are not subject to termination by any acts of such Management Selling Stockholder, or by operation of law, whether by the death or incapacity of such Management Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates or book-entry interests for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(e)                                  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Management Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(f)                                    Neither the sale of the Securities being sold by such Management Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Management Selling Stockholder or the fulfillment of the terms hereof by such Management Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Management Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Management Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Management Selling Stockholder.

(g)                                 Such Management Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Management Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(h)                                 In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Management Selling Stockholder specifically for use in connection with the preparation thereof, such Management Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section.

(i)                                     Such Management Selling Stockholder has not taken any action, directly or indirectly, that would result in a violation by such Management Selling Stockholder of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(j)                                     To the knowledge of such Management Selling Stockholder, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the

Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(k)                                  Such Management Selling Stockholder is not currently subject to any U.S. sanctions administered by the OFAC; and such Management Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(l)                                     Each of the Custody Agreement and Power of Attorney and the lock-up agreement executed and delivered by such Management Selling Stockholder is a valid and binding agreement of such Management Selling Stockholder.

Any certificate signed by any Management Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

(iii)                               Each Cohen Family Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a)                                  Such Cohen Family Selling Stockholder is the record (if physically certificated) and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Cohen Family Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC, each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)                                 Such Cohen Family Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)                                  To the extent such Cohen Family Selling Stockholder’s Securities are physically certificated, such certificates therefor in negotiable form, duly endorsed in blank, have been placed, and, to the extent such Cohen Family Selling Stockholder’s

Securities are book-entry interests, all necessary equivalent action has been taken to place, in custody for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Cohen Family Selling Stockholder, in the form heretofore furnished to you with the Custodian; the Securities represented by physical certificates or book-entry interests so held in custody for each Cohen Family Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Cohen Family Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney, are not subject to termination by any acts of such Cohen Family Selling Stockholder, or by operation of law, whether by the death or incapacity of such Cohen Family Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates or book-entry interests for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)                                 No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Cohen Family Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e)                                  Neither the sale of the Securities being sold by such Cohen Family Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Cohen Family Selling Stockholder or the fulfillment of the terms hereof by such Cohen Family Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Cohen Family Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Cohen Family Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Cohen Family Selling Stockholder.

(f)                                    Such Cohen Family Selling Stockholder is familiar with the Registration Statement, and the sale of Securities by such Cohen Family Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(g)                                 In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Cohen Family Selling Stockholder specifically for use in connection with the preparation thereof, such Cohen Family Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section.

(h)                                 Such Cohen Family Selling Stockholder has not taken any action, directly or indirectly, that would result in a violation by such Cohen Family Selling Stockholder of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(i)                                     Such Cohen Family Selling Stockholder is not currently subject to any U.S. sanctions administered by the OFAC; and such Cohen Family Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(j)                                     Each of the Custody Agreement and Power of Attorney and the lock-up agreement executed and delivered by such Cohen Family Selling Stockholder is a valid and binding agreement of such Cohen Family Selling Stockholder.

Any certificate signed by any Cohen Family Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.                                       Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and certain of the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The maximum number of Option Securities to be sold by the Company is 233,000 and the maximum aggregate number of Option Securities to be sold by the Selling Stockholders is 142,000.  The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto.  In the event that the Underwriters exercise less than their full over-allotment option, they shall first purchase all of the Option Securities of Jeffrey Seigel before purchasing any Option Securities from the other Selling Stockholders or the Company.  Thereafter, and only to the extent Jeffrey Seigel has previously sold all of his Option Securities, the Underwriters shall purchase all of the Option Securities of the other Selling Stockholders before purchasing any Option Securities from the Company.  If the number of Option Securities specified in such notice is greater than the total number of Option Securities to be sold by Jeffrey Seigel, but less than the total number of Option Securities to be collectively sold by Jeffrey Seigel and the other Selling Stockholders, then the number of shares to be sold by each of the other Selling Stockholders shall be the number of Option Securities obtained by multiplying the number of remaining Option Securities (the number of Option Securities specified in the notice less the aggregate number of Option Securities sold by, or committed to be sold by, Jeffrey Seigel) by a fraction, the numerator of which is the number of shares set forth opposite the name of each Selling Stockholder in Schedule II hereto (other than Jeffrey Seigel) under the caption “Number of Option Securities to be Sold,” and the denominator of which is the total number of Option Securities (subject to adjustment by Citigroup to eliminate fractions) to be sold by the Selling Stockholders (other than Jeffrey Seigel) collectively.  Finally, and only to the extent all of the Selling Stockholders have previously sold all of their respective Option Securities, the Underwriters shall purchase any remaining Option Securities not previously sold by, or committed to be sold by, the Selling Stockholders, from the Company.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.                                       Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November 23, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and those Selling Stockholders named in Schedule II hereto as selling Option Securities will deliver such Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders named in Schedule II hereto.  If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                       Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                       Agreements.

(i)                                     The Company agrees with the several Underwriters that:

(a)                                  The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and

(6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)                                  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)                                 The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e)                                  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)                                    The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(g)                                 The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h)                                 The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)                                  Each Management Selling Stockholder agrees with the several Underwriters that:

(a)                                  Such Management Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)                                 Such Management Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectus relating to such Management Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus, which, in each case comes to the attention of such Management Selling Stockholder.

(iii)                               Each Cohen Family Selling Stockholder agrees with the several Underwriters that:

(a)                                  Such Cohen Family Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)                                 Such Cohen Family Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act of any change in information in the Registration Statement or the Prospectus relating to such Cohen Family Selling Stockholder.

6.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                  If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Troutman Sanders LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                                     each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii)                                  all the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(iii)                               the Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on NASDAQ and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on NASDAQ; the certificates for the Securities are in valid and sufficient form; to the knowledge of such counsel after due inquiry the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, to the knowledge of such counsel after due inquiry, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iv)                              to the knowledge of such counsel, (x) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and (y) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the heading “Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(v)                                 the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the

Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading  (in each case, other than the financial statements and other financial and statistical information derived from the accounting records of the Company contained therein, as to which such counsel need express no opinion);

(vi)                              this Agreement has been duly authorized, executed and delivered by the Company;

(vii)                           the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(viii)                        no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(ix)                                neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule or regulation, judgment, order or decree known to such counsel as being applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

(x)                                   no holders of securities of the Company known to such counsel have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)                                  The Cohen Family Selling Stockholders shall have requested and caused Certilman Balin Adler & Hyman, LLP, counsel for the Cohen Family Selling Stockholders set forth on Schedule II, and the Management Selling Stockholders shall have requested and caused Troutman Sanders LLP, counsel for the Management Selling Stockholders set forth on Schedule II, to have furnished to the Representatives their respective opinions dated the Closing Date and addressed to the Representatives, to the effect that:

(i)                                     this Agreement and the Custody Agreement and Power of Attorney have been duly executed and delivered by such Selling Stockholders, the Custody Agreement and Power of Attorney is valid and binding on such Selling Stockholders and each such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement and Power of Attorney the Securities being sold by such Selling Stockholder hereunder;

(ii)                                  assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities;

(iii)                               no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(iv)                              neither the sale of the Securities being sold by any such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any such Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument known to such counsel and to which any such Selling Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any such Selling Stockholder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

(d)                                 The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise),  prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(f)                                    Each Selling Stockholder shall have furnished to the Representatives a certificate, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g)                                 The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine month period ended September 30, 2005 and as at September 30, 2005, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

(i)                                     in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)                                  on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine month period ended September 30, 2005, and as at September 30, 2005, as indicated in their report dated November 1, 2005, incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, board of directors and audit, compensation and governance committees of the board of directors of the Company and the subsidiaries; and inquiries of officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2004,  nothing came to their attention which caused them to believe that:

(A)                              any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

(B)                                with respect to the period subsequent to September 30, 2005, there were any changes, at a specified date not more than three days prior to the date of the letter, in the debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company or working capital of the Company and its subsidiaries as compared with the amounts shown on the September 30, 2005 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from October 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year net sales or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(C)                                the information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(D)                               the unaudited amounts of net sales, net income and per share amounts of net income do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; and

(iii)                               they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included or incorporated by reference in Items 1, 6, 7, 7A, 8, 11 and 14 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(i)                                     Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)                                     [Reserved].

(k)                                  The Securities shall have been listed and admitted and authorized for trading on the NASDAQ, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l)                                     Prior to the Execution Time, each person listed on Schedule III shall have furnished to the Representatives the lock-up letters in the form of Exhibits A-1, A-2, A-3 or A-4, as applicable.

(m)                               The Company shall have requested and caused KPMG LLP, the independent accountants for The Pfaltzgraff Co. and its subsidiaries (collectively, “Pfaltzgraff”), to have furnished the Representatives, at the Execution Time and at the Closing Date, letters dated respectively as of the Execution Time and as of the Closing Date with respect to the audited financial statements of Pfaltzgraff for the year ended December 31, 2004 and the unaudited interim financial statements of Pfaltzgraff for the six month period ended June 30, 2005, incorporated by reference in the Registration Statement and the Prospectus, in form and substance satisfactory to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7.                                       Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6 (such Selling Stockholder, a “defaulting Selling Stockholder”), such defaulting Selling Stockholders shall reimburse the Company on demand for all amounts so paid.

8.                                       Indemnification and Contribution.  (a)  The Company and the Management Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Management Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further that the foregoing indemnity shall not inure to the benefit of any Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act of the Exchange Act with respect to losses, claims, damages or liabilities arising out of or based upon (x) any untrue statement in any preliminary prospectus or (y) the omission to state in any preliminary prospectus a material fact necessary in order to make the statements therein not misleading, if:  (1) the Company furnished sufficient copies of the Prospectus on a timely basis to permit the Underwriters to deliver the Prospectus to all persons purchasing the Securities from the Underwriters prior to the written confirmation of the sale of the Securities to such person; and (2) the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities.  This indemnity agreement will be in addition to any liability which the Company or the Management Selling Stockholders may otherwise have.

(b)                                 The Cohen Family Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Cohen Family Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further that a Cohen Family Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon the information set forth in the Registration Statement under the headings “Principal and Selling Stockholders,” “Certain Relationships and Related Party Transactions” solely in respect of Mr. Milton L. Cohen and “Management and Directors” and “Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements” solely in respect of Mr. Evan Miller relating to such Cohen Family Selling Stockholder; and provided further that the foregoing indemnity shall not inure to the benefit of any Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act of the Exchange Act with respect to losses, claims, damages or liabilities arising out of or based upon (x) any untrue statement in any preliminary prospectus or (y) the omission to state in any preliminary prospectus a material fact necessary in order to make the statements therein not misleading, if:  (1) the Company furnished sufficient copies of the Prospectus on a timely basis to permit the Underwriters to deliver the Prospectus to all persons purchasing the Securities from the Underwriters prior to the written confirmation of the sale of the Securities to such person; and (2) the Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities.  This indemnity agreement will be in addition to any liability which the Cohen Family Selling Stockholders may otherwise have.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter in clause (a) and (b) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)                                  In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Management Selling Stockholders, jointly and severally, and the Cohen Family Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Management Selling Stockholders, the Cohen Family Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by (x) the Company and the Management Selling Stockholders, (y) the Cohen Family Selling Stockholders, and (z) the Underwriters, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Management Selling Stockholders, jointly and severally, the Cohen Family Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of (x) the Company and the Management Selling Stockholders, (y) the Cohen Family Selling Stockholders, and (z) the Underwriters, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company, the Management Selling Stockholders and the Cohen Family Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by (x) the Company or the Management Selling Stockholders, (y) the Cohen Family Selling Stockholders, or (z) the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Management Selling Stockholders and the Cohen Family Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)                                    The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company and any or all of the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.                                       Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                                 Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.                                 Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel, with a copy to Cahill Gordon & Reindel LLP (fax no.:  (212) 269-5420), Attention:  Daniel J. Zubkoff, and confirmed to Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005, Attention:  Daniel J. Zubkoff; or, if sent to the Company, will be mailed, delivered or telefaxed to Lifetime Brands, Inc. (fax no.:  (516) 683-6006) and confirmed to it at One Merrick Avenue, Westbury, New York 11590, Attention:  Jeffrey Siegel, Chief Executive Officer, with a copy to Troutman Sanders LLP (fax no.:  (212) 704-5955, Attention:  Lawrence Levinson, Esq.); or if sent to any Management Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto, with a copy to Troutman Sanders LLP (fax no.:  (212) 704-5955, Attention:  Lawrence Levinson, Esq.); or if sent to any Cohen Family Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto, with a copy to Certilman Balin Adler & Hyman, LLP (fax no.:  (516) 296-7111), Attention:  Fred S. Skolnik, Esq.

13.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                                 Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereto each hereby waive any right a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15.                                 Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.                                 Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.                                 No Fiduciary Duty.  The Company and the Selling Stockholders hereby acknowledge that (a) each of the Representatives is acting as a principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (b) their engagement of the Representatives in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Stockholders agree that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Representatives has advised or is currently advising the Company or the Selling Shareholder(s) on related or other matters).

18.                                 Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration

Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

Lifetime Brands, Inc.

By:
Name:
Title:

Stuart Glickman, Attorney-in-Fact for the Cohen Family Selling Stockholders set forth on Schedule II

By:
Name: Stuart Glickman
Title: Attorney-in-Fact

Robert McNally, Attorney-in-Fact for the Management Stockholders set forth on Schedule II

By:
Name: Robert McNally
Title: Attorney-in-Fact

Evan Miller, Attorney-in-Fact for the Cohen Family Selling Stockholders set forth on Schedule II

By:
Name: Evan Miller
Title: Attorney-in-Fact

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Adams Harkness, Inc.

By:
Name:
Title:

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.
Adams Harkness, Inc.

Total	2,500,000

SCHEDULE II

Cohen Family Selling Stockholder	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	25,000	0

Craig Phillips c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	150,000	0

Robert Reichenbach c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	8,000	0

Daniel Siegel and Tracy Wells, Co-Trustees for Daniel Siegel Trust c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	74,000	0

Clifford Siegel and Tracy Wells, Co-Trustees for Clifford Siegel Trust c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	74,000	0

Lawrence Sklute c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	17,000	0

Cohen Family Selling Stockholder	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

Tracy Wells and Daniel Siegel, Co-Trustees for Tracy Wells Trust c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	74,000	0

Jeffrey Siegel c/o Robert McNally c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	0	130,000
Total Management Selling Shareholder Shares:	422,000	130,000

Cohen Family Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

Milton L. Cohen c/o Evan Miller c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590 c/o Stuart Glickman 1233 Beech Street, Unit 35 Atlantic Beach, New York 11509	165,000	0

Jodie Glickman, Trustee for Heather Wit Trust c/o Stuart Glickman 1233 Beech Street, Unit 35 Atlantic Beach, New York 11509	35,971	0

Bruce Cohen and Laura Miller, Co-Trustees for Jodie Glickman Trust c/o Evan Miller c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	158,029	6,000

2

Cohen Family Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

Bruce Cohen and Jodie Glickman, Co-Trustees for Laura Miller Trust c/o Evan Miller c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590 c/o Stuart Glickman 1233 Beech Street, Unit 35 Atlantic Beach, New York 11509	189,000	6,000

Laura Miller, Trustee for Matthew Miller Trust c/o Evan Miller c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	10,000	0

Laura Miller, Trustee for Samantha Miller Trust c/o Evan Miller c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	10,000	0

Laura Miller, Trustee for Beau Miller Trust c/o Evan Miller c/o Lifetime Brands, Inc. One Merrick Avenue Westbury, New York 11590	10,000	0
Total Cohen Family Selling Stockholder Shares:	578,000	12,000

Company	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

Total Company Shares:		233,000

Total:	1,000,000	375,000

3

Schedule III

Officers, Directors and Major Stockholders

1.	Howard Bernstein
2.	Bruce Cohen
3.	Milton C. Cohen
4.	Norma Cohen
5.	Stuart Glickman
6.	Jodie Glickman
7.	Michael Jeary
8.	Robert McNally
9.	Evan Miller
10.	Laura Miller
11.	Sheldon Misher
12.	Cherrie Nanninga
13.	Craig Phillips
14.	Robert Reichenbach
15.	Ronald Shiftan
16.	Daniel Siegel
17.	Cliff Siegel
18.	Jeffrey Siegel
19.	Lawrence Sklute
20.	Tracy Wells
21.	William Westerfield

EXHIBIT A-1

A-1-1

EXHIBIT A-2

A-2-1

EXHIBIT A-3

A-3-1

EXHIBIT A-4

A-4-1